FNB ROCHESTER CORP.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



1.0      PURPOSE

The purpose of the FNB Rochester Corp. 1995 Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain in the service of FNB Rochester Corp. (the "Company") Outside Directors (as defined below) who are considered essential to the long-range success of the Company by providing them an opportunity to become owners of stock of the Company through options, and to solidify the common interests of directors and stockholders in enhancing the value of the Company's common stock so as to benefit directly from the Company's growth, development and financial success.

Stock options granted under this Plan (the "Options") are not intended to qualify as incentive stock options under section 422A of the Internal Revenue Code of 1986 (the "Code").

2.0      ADMINISTRATION OF THE PLAN

     2.01 The Plan shall be administered by a committee consisting of the Company's Chief Executive Officer, Chief Financial Officer and Counsel (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Plan Participants and their legal representatives and beneficiaries.

         2.02 Administrative costs in connection with the Plan shall be paid by the Company.

     2.03 The provisions of the Plan shall not apply to or affect any option hereafter granted under any other stock option plan of the Company, and all such options shall be governed by and subject to the applicable provisions of the stock option plan pursuant to which they were granted.

3.0      SHARES SUBJECT TO THE PLAN

     3.01 Options may be granted by the Company from time to time under the Plan to purchase up to an aggregate of 25,000 of the Company's common shares, par value $1.00 per share ("Shares"). Shares may consist either in whole or in part of either shares of the Company's authorized but unissued common shares or shares of the Company's authorized and issued common shares reacquired by the Company and held by its treasury, as may from time to time be determined by the Committee. If an Option granted under the Plan for any reason ceases to be exercisable in whole or in part, the Shares which were subject to any such Option but as to which the Option so ceases to be exercisable shall be available for further Options to be granted under the Plan. Any Shares subject to an Option granted under the plan which for any reason expires or is terminated unexercised as to such Shares shall not be charged against such number and shall again be available for issuance under the Plan.

     3.02 If there is any change in the shares of the Company as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or such shares, the Committee may make such adjustments, if any, proportionate to such change, in the number and kind of Shares authorized by the Plan and in the number and kind of Shares under outstanding awards as it shall deem appropriate to preserve the relative value of awards to be granted and shall make such adjustments and changes in the price of Shares under outstanding awards to preserve the relative value of outstanding awards under the Plan. The determination of the Committee as to whether any adjustments are required under the terms of this Section 3.03 and the determination of the Committee as to the extent and nature of any such adjustment shall be final and binding upon all persons.

4.0      DIRECTORS ELIGIBLE FOR OPTIONS

     Awards may be granted by the Company from time to time only to Outside Directors of the Company. An Outside Director is any Director who is not then a full-time employee (as defined in section 3401(c) of the Code) of the Company or a subsidiary.

5.0      GRANTING OF OPTIONS

     5.01 PERSONS TO WHOM OPTIONS SHALL BE GRANTED. Subject to Section 3.01, Options shall be granted to each person who (a) is an Outside Director on the fifth business day following the public release of the Company's quarterly financial results for the period ended September 30, 1995 (the "Commencement Date"), or (b) first becomes an Outside Director after the Commencement Date.

     5.02 WHEN OPTIONS SHALL BE GRANTED. Each person who is an Outside Director on the Commencement Date shall be granted, as of the Commencement Date, an Option to purchase 2,500 Shares. Subject to the limitations on the maximum number of Shares available for purchase under the Plan, each person who is elected to serve as an Outside Director after the Commencement Date, shall receive, as of the date of his or her election and qualification as a director, an Option to purchase 2,500 Shares.

6.0      OPTION TERMS AND CONDITIONS

     All Options granted under this Plan shall be on the following terms and conditions:

     6.01 PRICE. The Option Price per Share shall be determined by the Committee from time to time, subject to the limitations set forth in this Section. The Option price shall not be less than the fair market value of the Shares on the date the Option is granted. In no event shall the purchase price for Shares purchased under an Option be less than the par value thereof.

     6.02 FAIR MARKET VALUE. The fair market value of a Share on any day shall be: (i) if the Shares are traded in the over-the- counter market, the mean between the bid and asked prices of Shares in the over-the-counter market as reported on the National Association of Security Dealers Automatic Quotation System (NASDAQ); (ii) if the Shares are traded in the over-the-counter market and are designated as National Market System securities, the reported last sale price of Shares, or (iii) if the Shares are traded on one or more securities exchanges, the average of the closing prices on all such exchanges on such day; or, in the event that there are no such reports for such day, the fair market value shall be such price based on the first preceding day for which there is such a report.

     6.03 PERIOD OF OPTION. Each Option shall expire at such time as the Committee may determine when such Option is granted, and no Option shall have a term which shall extend more than 10 years from the date such Option is granted. Subject to the preceding sentence, terms established by the Committee for exercise of an Option may be modified or waived by the Committee in his sole discretion. Each Option shall be subject to earlier termination as provided elsewhere in the Plan. The instrument evidencing the Option shall be signed by an officer of the Company. The Commencement Date or respective anniversary thereof on which Options are issued shall be the date on which the Option is considered granted.

     6.04 RESTRICTIONS ON EXERCISE OF OPTION. The Committee may at its discretion establish the time or times within the Option period when the Options may be exercised in whole or in part. In addition, the Committee may require the satisfaction of such other conditions, as the Committee may stipulate in the Option, prior to the exercise of the Option in whole or in part. Notwithstanding any other provision of this Plan, no Option shall be exercisable in a manner that would disqualify the Plan from satisfying the requirements of Rule 16b-3 of the Securities and Exchange Commission, and, to the extent necessary, no Option shall be exercisable for at least six months after the date the Option is granted, and no Share may be sold until at least six months after it is purchased by the Optionee (or such other periods as may be specified from time to time by such Rule).

     6.05 EXERCISE OF OPTION. After the satisfaction of all conditions which may be prescribed by, or in accordance with, the Plan, the Option may be exercised during the balance of the Option period according to its terms. Receipt by the Company of written notice from the Grantee specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price for such Shares, shall constitute exercise of the Option as to such Shares.

     The Committee, in its discretion, may determine that payment upon the exercise of an Option may be made with Shares of the Company owned by the Option holder having a fair market value on the exercise date equivalent to the amount which would otherwise be payable, or any combination of cash and such Shares equivalent to such amount. Until Shares are purchased and issued upon exercise of an Option, the Option holder shall not have any rights of a shareholder with respect thereto.

         6.06     TERMINATION OF SERVICE.

                  (a) If the service of the Grantee with the Company as a Director shall have terminated for any reason (other than death, disability, or termination for cause), the Grantee or his or her legal representative may exercise the Option to the extent it was exercisable on the date when the Grantee's service terminated, at any time prior to the expiration date of the Option or within six months of the date of termination of service, whichever is earlier. For all purposes of this Plan, termination of service shall be the effective time at which a person serving as a Director ceases to be a member of the Board for any reason.

                  (b) If the service of the Grantee with the Company shall have terminated due to disability, the Grantee or his or her legal representative may exercise the Option to the extent it was exercisable on the date when the Grantee's service terminated, at any time prior to the expiration date of the Option or within one year of the date of termination of service, whichever is earlier.

                  (c) If the service of the Grantee with the Company shall have terminated for cause, the Option shall terminate upon receipt by the Grantee of notice of such termination or the effective date of the termination, whichever is earlier. The Committee shall have the right to determine whether the Grantee has been terminated for cause for purposes of the Plan and the date of such termination.

                  (d) No Option shall be exercised after the effective date of any merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of substantially all the Company's assets or the liquidation or dissolution of the Company.

     6.07 DEATH OF GRANTEE. If the Grantee dies while in the service of the Company, the person or persons to whom the Grantee's rights under the Option shall pass by will or by the applicable laws of descent and distribution may exercise the Option, in whole or in part at any time, prior to the expiration date of the Option or within one year of the date of death of the Grantee, whichever is earlier.

     6.08 OTHER PROVISIONS. The Option may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

7.0      MISCELLANEOUS PROVISIONS

     7.01 A Grantee shall not have any rights as a shareholder with respect to any Shares of the Company covered by an Option until the Shares are purchased and the stock certificates therefor are transferred to the Grantee.

     7.02 Nothing in this Plan or in any Option granted under it shall confer any right upon the Grantee to continue in the service of the Company or interfere in any way with the right of the Company to terminate the service of the Grantee pursuant to law and the By-laws of the Company.

     7.03 In no event shall a Grantee be entitled to fractional Shares, whether upon exercise of an Option or otherwise. The Committee in its sole discretion may elect to round to the nearest whole Share or to settle fractional Shares in cash.

     7.04 No Option or any rights or interest therein of the Grantee thereof shall be assignable or transferrable by such recipient except by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercised only by him or her by his or her legal representative, and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by the Grantee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

     7.05 No Shares shall be issued or transferred upon the exercise of any Option granted hereunder unless and until (a) all legal requirements applicable to the issuance or transfer of such Shares have been complied with, and (b) all requirements of any national securities exchange or association upon which or by which the Company's shares of common stock are listed, traded or quoted have been met, in each case to the satisfaction of the Committee and free of any conditions not acceptable to the Committee. The Committee shall have the right to condition any issuance of any Shares made to any person hereunder on such persons undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restriction.

     7.06 The Company shall have the right to deduct from all awards or any other compensation paid to the Grantee from the Company and Federal, state or local taxes required by law to be withheld with respect to the granting or exercise of any awards under this Plan.

     7.07 Except as specifically provided in this Plan, no person shall have any claim or right to be granted any award under this Plan.

     7.08 This Plan and the awards issued pursuant thereto shall be governed by and construed in accordance with the laws of the State of New York.

8.0      AMENDMENT, SUSPENSION OR DISCONTINUANCE OF PLAN

     8.01 The Committee may amend, suspend or discontinue the Plan, in whole or in part, at any time and from time to time. In no event, however, shall any amendment, without the approval of the shareholders of the Company:

                  (a) increase the number of Shares as to which awards may be granted as nonqualified stock options under the Plan;

                  (b)      change the minimum Option exercise price;

                  (c) increase the maximum period during which Options may be exercised;

                  (d)      extend the effective period of the Plan;

                  (e) otherwise materially increase the benefits accruing to participants under the Plan;

                  (f) materially modify the requirements as to eligibility for participation in the Plan;

                  (g) result in a material increase in the cost of the Plan to the Company; and

                  (h) no amendment, modification or termination of the Plan shall in any manner adversely affect any Option then outstanding under the Plan without the consent of the holder of such Option.

     8.02 Articles 4.0 and 5.0 of this Plan shall not be amended more than once every six months other than to comport with the Code and the rules thereunder.

     8.03 With the consent of the affected Grantee, the Committee may amend any outstanding Option so as to incorporate in respect of the same any terms that could have been incorporated in such award at the time of the original grant.

9.0      EFFECTIVE DATE AND DURATION OF THE PLAN

     9.01 The Plan shall become effective upon approval by a majority of all directors and approval by a majority of the Directors of the Company who are not eligible for the grant of options under the Plan, provided, however, that, notwithstanding anything to the contrary provided in the Plan, no options granted under the Plan shall become exercisable until after the Plan has been approved and ratified at a meeting of shareholders of the Company by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

     9.02 Unless the Plan is discontinued earlier pursuant to Article 8.0, the Plan shall expire at the close of business on October 3, 2005. No grants shall be made under this Plan after the close of business on October 3, 2005. However, Options granted under the Plan at any time on or prior to October 3, 2005 shall remain in effect until they have been fully exercised, are surrendered, or by their terms expire.


                              FNB ROCHESTER CORP.


                               By       s/ R. Carlos Carballada
                                        ---------------------------------
                                        R. Carlos Carballada, President &
                                        Chief Executive Officer